Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 (File No. 333-85692) of our report dated March 14, 2003 relating to the financial statements and financial statement schedules which appear in InterDigital Communications Corporation’s Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 2, 2004